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                                                                     EXHIBIT 5.1

                      [LETTERHEAD OF KIRKLAND & ELLIS LLP]


                                 March 12, 2004

CenterPoint Properties Trust
1808 Swift Drive
Oak Brook, Illinois 60523

             Re:  Registration of Securities

Dear Ladies and Gentlemen:

     We have acted as counsel to CenterPoint Properties Trust, a Maryland real estate investment trust (the "Company"), in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on or about March 12, 2004 by the Company. The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act"), of the following securities with an aggregate initial public offering price of up to $700,000,000: (i) common shares, par value $0.001 per share, of the Company ("Common Shares"); (ii) one or more series of debt securities of the Company ("Debt Securities"), consisting of debentures, notes and/or other evidences of indebtedness, which may be unsubordinated ("Senior Debt Securities") or subordinated ("Subordinated Debt Securities") to certain other obligations of the Company; (iii) warrants to purchase Common Shares ("Common Share Warrants"); (iv) warrants to purchase Debt Securities ("Debt Warrants"); and (iv) Series Preferred Shares, par value $0.001 per share, of the Company ("Preferred Shares," and together with the Common Shares, Debt Securities, Common Share Warrants and Debt Warrants, the "Securities").

     The Senior Debt Securities will be issued under the senior debt securities indenture filed as an exhibit to the Registration Statement (as amended or supplemented from time to time, the "Senior Indenture"), entered between the Company and SunTrust Bank (the "Senior Indenture Trustee") dated March 12, 2004. The Subordinated Debt Securities will be issued under a subordinated debt securities indenture in the form filed as an exhibit to the Registration Statement (as amended or supplemented from time to time, the "Subordinated Indenture"), proposed to be entered into between the Company and one or more trustees (any such trustee, the "Subordinated Indenture Trustee") chosen by the Company and qualified to act as such under the Trust Indenture Act of 1939, as amended (the "TIA"). The Debt Warrants will be issued under a debt warrant agreement in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein (a "Debt Warrant Agreement"). The Common Share Warrants will be issued under a share warrant agreement in a form that will

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CenterPoint Properties Trust
March 12, 2004
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be filed as an exhibit to a post-effective amendment to the Registration
Statement or incorporated by reference therein (a "Share Warrant Agreement").

     In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purpose of this opinion, including (i) the Declaration of Trust and By-laws of the Company, (ii) minutes and records of the real estate investment trust proceedings of the Company with respect to the issuance of the Securities and (iii) the Registration Statement and the exhibits thereto.

     For the purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company, and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

     Based upon and subject to the foregoing qualification, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

     (1) When, as and if (i) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, (ii) the appropriate real estate investment trust action has been taken by the Company to authorize the form, terms, execution and delivery of any supplemental indentures and the terms of any series of Senior Debt Securities, (iii) the Senior Indenture has been qualified under the TIA, (iv) the Senior Indenture Trustee has been qualified under the TIA and an applicable Form T-1 has been properly filed with the Commission, (v) the Senior Debt Securities shall have been duly executed, attested, issued and delivered by duly authorized officers of the Company in the form and containing the terms set forth in the Registration Statement, the Senior Indenture and such real estate investment trust action and any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, and (vi) the Senior Debt Securities have been authenticated by the Senior Indenture Trustee, the Senior Debt Securities will be binding obligations of the Company, enforceable against the Company in accordance with their terms.

     (2) When, as and if (i) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, (ii) the appropriate real estate investment trust action has been taken by the Company to authorize the form, terms, execution and delivery of the Subordinated Indenture and any supplemental indentures and the terms of any series of Subordinated Debt Securities, (iii) the Subordinated Indenture has been qualified under the TIA,

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CenterPoint Properties Trust
March 12, 2004
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(iv) the applicable Subordinated Indenture Trustee has been qualified under the
TIA and an applicable Form T-1 has been properly filed with the Commission, (v) the Subordinated Debt Securities shall have been duly executed, attested, issued and delivered by duly authorized officers of the Company in the form and containing the terms set forth in the Registration Statement, the Subordinated Indenture and such real estate investment trust action and any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, and (vi) the Subordinated Debt Securities have been authenticated by the Subordinated Indenture Trustee, the Subordinated Debt Securities will be binding obligations of the Company, enforceable against the Company in accordance with their terms.

     (3) When, as and if (i) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, (ii) the appropriate real estate investment trust action has been taken by the Company to authorize the form, terms, execution and delivery of the Share Warrant Agreement (including a form of certificate evidencing the Common Share Warrants) and (iii) Common Share Warrants with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment in the manner provided for in the Share Warrant Agreement and such real estate investment trust action, such Common Share Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

     (4) When, as and if (i) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, (ii) the appropriate real estate investment trust action has been taken by the Company to authorize the form, terms, execution and delivery of the Debt Warrant Agreement (including a form of certificate evidencing the Debt Warrants) and (iii) Debt Warrants with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment in the manner provided for in the Debt Warrant Agreement and such real estate investment trust action, such Debt Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

     Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law or judicially developed doctrine in this area (such as substantive consolidation or equitable subordination) affecting the enforcement of creditors' rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies and (iv) any laws except the laws of the State of New York. We advise you that issues addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern. The Securities may be issued from time to time on a delayed or continuous basis, but this opinion is limited to the laws, including the rules and

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CenterPoint Properties Trust
March 12, 2004
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regulations thereunder, as in effect on the date hereof. We disclaim any obligations to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

     For purposes of our opinions, we have relied upon the opinion of Ballard Spahr Andrews and Ingersoll, LLP that the Company is validly existing as a real estate investment trust in good standing under the law of the State of Maryland.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of the rules and regulations of the Commission.

     We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to the issuance of the Securities.

     This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of New York be changed by legislative action, judicial decision or otherwise.

     This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

                                              Yours very truly,

                                              /s/ Kirkland & Ellis LLP

                                              Kirkland & Ellis LLP